                                                                  EXHIBIT 10.18

                             SETTLEMENT AGREEMENT

     This Settlement Agreement (this "Agreement"), dated as of January 29, 1998, is between Michael Israel, an individual ("Mr. Israel"), and Carreker-Antinori, Inc., a Texas corporation (the "Company").

                                   RECITALS

     Mr. Israel was a shareholder of Antinori Software, Inc., a Georgia corporation ("ASI"). On January 31, 1997, a wholly-owned subsidiary of the Company merged with and into ASI, with the result that ASI then became a wholly-owned subsidiary of the Company (the "Merger").

     The Merger occurred pursuant to that certain Agreement and Plan of Merger dated as of January 29, 1997 between the Company (then named The Carreker Group, Inc.), such wholly-owned subsidiary and ASI (the "Merger Agreement").

     In the Merger, Mr. Israel received 5,146 shares of the Company's Class A Voting Common Stock.

     Pursuant to that certain Escrow Agreement entered into as of January 31, 1997 among the Company, Mr. Israel, Ronald R. Antinori, Susan Antinori and U.S. Trust Company of Texas, N.A., as escrow agent (the "Antinori Escrow Agreement"), Mr. Israel placed 257 shares of the Company's Class A Voting Common Stock into an escrow account to secure indemnification obligations to the Company and other Indemnified Persons (as defined in Section 10.2 of the Merger Agreement).

     Subsequent to the Merger the parties have decided that an adjustment to the relative valuation of ASI and the Company is appropriate for reasons including, but not limited to, the developmental status of the "ASI 17" and "Odyssey" products as of the closing date of the Merger. Mr. Israel and the Company also desire to fully and finally settle certain claims, to avoid continued or future disputes and controversies regarding those claims, to provide peace of mind for both parties, and to eliminate and forego the nuisance of possible litigation and the financial costs of such litigation.

     In consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

     1. CANCELLATION; RELEASE FROM ESCROW. The 257 shares of the Company's Class A Voting Common Stock that Mr. Israel placed into the escrow established by the Antinori Escrow Agreement shall be released to the Company, for cancellation pursuant to the terms thereof. An original or photocopy of this Agreement, delivered to U.S. Trust Company of Texas, N.A., shall constitute joint notice by the Company and Mr. Israel, and direction to U.S. Trust Company of Texas, N.A. per Section 4(b) of the Antinori Escrow Agreement, that such 2,570 shares are to be released to the Company, for cancellation.

     2. RELEASE FROM ESCROW TO J.D. CARREKER. In connection with Merger Agreement, J.D. Carreker deposited 25,700 shares of the Company's Class A Voting Common Stock into an escrow pursuant to that certain Escrow Agreement entered into as of January 31, 1997 among the Company, Mr. Carreker and U.S. Trust Company of Texas, N.A., as escrow agent (the "Carreker Escrow Agreement"). An original or photocopy of this Agreement, delivered to U.S. Trust Company of Texas, N.A., shall constitute joint notice by the Company and Mr. Carreker, and direction to U.S. Trust Company of Texas, N.A. per Section 4(b) of the Antinori Escrow Agreement, that such 25,700 shares are to be released to Mr. Carreker.

     3. RECIPROCAL RELEASES. In consideration of Mr. Israel's agreements made in this Agreement, the Company knowingly, voluntarily, and intentionally agrees to, and does, settle, release, waive, and discharge Mr. Israel and his past, present and future affiliates, assigns, accountants, attorneys, consultants and other representatives (collectively, the "Israel Released Parties"), from any and all claims and causes of action, whether legal, equitable, or administrative, whether presently known or not known to the Company, and whether fixed or contingent, that the Company and/or its successors, assigns and/or any person on its behalf now holds, may ever hold or has held, known or unknown and may have or claim to have now or in the future against any one or more of the Israel Released Parties, concerning any and all matters arising in connection with or under the Merger Agreement and/or the Antinori Escrow Agreement or by reason of the Merger; PROVIDED, HOWEVER, that the foregoing shall not constitute a settlement, release, waiver, or discharge of the Company's rights or obligations under (1) this Agreement, (2) that certain Employment Agreement dated January 31, 1997 between Mr. Israel and the Company ("Mr. Israel's Employment Agreement"), (3) that certain Non-Competition Agreement dated January 31, 1997 between Mr. Israel and the Company, (4) that certain Employee Confidentiality Agreement dated January 31, 1997 between Mr. Israel and the Company, (5) those two certain Stock Option Agreements each dated January 31, 1997 between Mr. Israel and the Company, and (6) that certain Shareholders Agreement dated as of January 31, 1997 among the Company, Mr. Israel and others (the "Shareholders Agreement"), each of which shall survive this Agreement in accordance with its terms.

     In consideration of the Company's agreements made in this Agreement, Mr. Israel knowingly, voluntarily, and intentionally agrees to, and does, settle, release, waive, and discharge the Company, its predecessors, successors and past, present and future affiliates, employees, officers, directors, shareholders, partners, assigns, accountants, attorneys, consultants, other representatives, employee retirement, health and welfare benefit plans and the fiduciaries thereof and agents (collectively, the "Company Released Parties"), from any and all claims and causes of action, whether legal, equitable, or administrative, whether presently known or not known to Mr. Israel, and whether fixed or contingent, that Mr. Israel and/or his spouse, dependents, heirs, successors, and assigns and/or any person on his behalf now holds, may ever hold or has held, known or unknown and may have or claim to have now or in the future against any one or more of the Company Released Parties, concerning any and all matters arising in connection with or under the Merger Agreement and/or the Carreker Escrow Agreement or by reason of the Merger; PROVIDED, HOWEVER, that the foregoing shall not constitute a settlement, release, waiver, or


SETTLEMENT AGREEMENT - Page 2
discharge of Mr. Israel's rights or obligations under (1) this Agreement, (2) Mr. Israel's Employment Agreement, (3) that certain Non-Competition Agreement dated January 31, 1997 between Mr. Israel and the Company, (4) that certain Employee Confidentiality Agreement dated January 31, 1997 between Mr. Israel and the Company, (5) those two certain Stock Option Agreements each dated January 31, 1997 between Mr. Israel and the Company, and (6) the Shareholders Agreement, each of which shall survive this Agreement in accordance with its terms.

     4. NO ADMISSION OF WRONG-DOING. Entry into this Agreement does not, in any way, constitute an admission of improprieties or other wrong-doing by any party hereto.

     5. SURVIVAL. This Agreement, together with the agreements referenced in the provisos of Section 3 above as not being settled, waived, released or discharged, contains all of the terms, provisions, and understandings between Mr. Israel and the Company. No modification of this Agreement can be made except in writing and signed by both parties.

     6. ARBITRATION. Any Dispute (as defined in the Merger Agreement) arising in connection with this Agreement will be subject to arbitration in the same manner as a Dispute arising in connection with the Merger Agreement, i.e., as provided in Section 11.1 of the Merger Agreement.

     7. MISCELLANEOUS. This Agreement is binding on the parties and their representatives, heirs, and successors and assigns. This Agreement shall be governed by and interpreted under the laws of the State of Texas, without regard to conflict of laws. Mr. Israel acknowledges that the Company makes no representation whatsoever concerning the tax consequences, if any, of this Agreement to him. Each party agrees that such party is solely responsible for payment of all of such party's federal, state, and local taxes, interest and penalties, if any, which are or may become due on account of this Agreement and agrees to indemnify, defend and hold harmless the other party from any liability for such amounts. Each party represents and warrants to the other party that no claims settled, released, waived or discharged herein have been previously conveyed, assigned, or transferred in any manner, whether in whole or in part, to any person, entity, or other third party. Each party represents to the other that such party is relying on its or his, as applicable, own judgment in entering into this Agreement, and is not relying (and has not relied) on any statement or representation, not expressly set forth herein, of such other party (or any agent or affiliate of such other party). Mr. Israel expressly represents that he is competent and authorized to release and/or waive any claims he may have against the Company that are released and/or waived hereby. If any portion of this Agreement (other than Section 1 hereof) is deemed unenforceable, void, voidable, or of no force and effect, then no other portion will be thereby affected, and the remainder of this Agreement will continue in full force and effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; but in pleading or proving this Agreement, or any provision hereof, it shall not be necessary to produce or introduce any more than one of such counterparts. MR. ISRAEL ACKNOWLEDGES AND


SETTLEMENT AGREEMENT - Page 3

AGREES THAT HE HAS THE RIGHT TO DISCUSS ALL ASPECTS OF THIS AGREEMENT WITH A PRIVATE ATTORNEY, HAS BEEN ENCOURAGED TO DO SO BY THE COMPANY, AND HAS DONE SO TO THE EXTENT HE DESIRES. MR. ISRAEL REPRESENTS AND AGREES THAT HE HAS THOROUGHLY AND CAREFULLY READ THIS AGREEMENT IN ITS ENTIRETY, THAT HE HAS HAD A REASONABLE TIME TO CONSIDER ITS TERMS, THAT HE FULLY UNDERSTANDS ALL OF ITS TERMS, AND THAT HE HAS NOT RELIED UPON ANY REPRESENTATIONS OR STATEMENTS, WHETHER WRITTEN OR ORAL, NOT SET FORTH IN THIS AGREEMENT.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                       CARREKER-ANTINORI, INC.


                                       By: /s/ J.D. Carreker
                                           J.D. Carreker
                                           Chief Executive Officer



                                           /s/ Michael Israel
                                           MICHAEL ISRAEL











SETTLEMENT AGREEMENT - Page 4